UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2021

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2028 E. Ben White Blvd, Suite 240-9530, Austin, Texas		78741
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 7, 2021, Astrotech Corporation, a Delaware corporation (the “Company”), entered into an amended and restated underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) to issue and sell, in an underwritten, firm-commitment public offering (the “Offering”), 21,639,851 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The offering price to the public in the Offering was $1.50 per share of Common Stock and Wainwright agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $1.395 per share, representing an underwriting discount of seven percent (7.0%). In addition, the Company also agreed in the Underwriting Agreement to reimburse Wainwright in the amounts of up to $100,000 for legal fees and expenses, up to $50,000 for non-accountable expenses, and up to $12,900 for clearing fees, in each case, related to the Offering, as well as to pay Wainwright a management fee equal to one percent (1.0%) of the aggregate gross proceeds received by the Company in the Offering. Pursuant to the Underwriting Agreement, the Company also granted Wainwright an option to purchase, for a period of 30 days from the date of the Underwriting Agreement, up to an additional 3,245,977 shares of Common Stock (the “Option Shares”). On April 12, 2021, Wainwright exercised the option in full.

The Company received aggregate net proceeds of approximately $34.1 million, after deducting underwriting discounts and commissions and estimated offering expenses from the Offering, including the option exercise. The closing of the Offering, including the option exercise, occurred on April 12, 2021. Wainwright acted as the sole book-running manager for the Offering.

The Underwriting Agreement contains customary representations, warranties, covenants, and agreements by the Company, indemnification obligations of the Company and Wainwright, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), customary closing conditions, certain other obligations of the parties, and termination provisions. The Underwriting Agreement also provides for a prohibition on the disposition of Company securities by the Company and its directors and executive officers, for a period of 90 days after the closing date of the offering, subject to certain exceptions.

A copy of the opinion of Sheppard, Mullin, Richter & Hampton LLP as to the legality of the shares of Common Stock to be issued and sold in the Offering and related consent is filed as Exhibit 5.1 to this Current Report.

Underwriter Warrants

Pursuant to the Underwriting Agreement, the Company issued warrants (the “Underwriter Warrants”) to Wainwright (in its capacity as the underwriter of the Offering) or its designees to purchase shares of Common Stock in an amount equal to 6.0% of the aggregate number of shares sold in the Offering, or 1,493,150 shares of Common Stock in the aggregate, at an exercise price of $1.875 per share. The Underwriter Warrants will be exercisable immediately on or after the date the Company receives shareholder approval to increase its number of authorized shares and upon filing its amendment of certificate of incorporation with the Secretary of State of Delaware and will expire five years after the commencement of the sales of this offering.

The foregoing descriptions of the Underwriting Agreement and the Underwriter Warrants and are not complete, and the descriptions are qualified in their entirety by reference to the full text of the Underwriting Agreement and Form of Underwriter Warrant, respectively, copies of which are filed as Exhibits 1.1 and 4.1 to this Current Report, respectively, and are incorporated herein by reference. The representations, warranties, covenants, and other terms contained in the Underwriting Agreement and Underwriter Warrants were made only for purposes of such agreements, were made as of specific dates, were made solely for the benefit of the parties to such agreements, may be subject to limitations agreed upon by the parties thereto, and may be subject to a contractual standard of materiality different from those generally applicable under securities laws. Accordingly, the representations, warranties, covenants, and other terms contained in such agreements should not be relied upon as disclosures regarding any facts and circumstances relating to the Company or as characterizations of the actual condition of the Company. Moreover, information concerning the subject matter of such representations, warranties, covenants, and other terms may change after the date of the applicable agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety. The Underwriter Warrants and the shares issuable upon the exercise thereof have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Underwriter Warrants and the shares issuable upon the exercise thereof may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 8.01 Other Events.

On April 7, 2021, the Company issued press releases announcing the Offering and the upsizing of the Offering and on April 12, 2021, the Company issued a press release announcing the closing of the Offering and the exercise in full of the Underwriter's option to purchase additional shares. Copies of these press releases are attached as Exhibits 99.1, 99.2, and 99.3, hereto, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Amended & Restated Underwriting Agreement, dated April 7, 2021, by and between Astrotech Corporation and H.C. Wainwright & Co., LLC

4.1	Form of Underwriter Warrant

5.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP

23.1	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)

99.1	Press Release, dated April 7, 2021, announcing the Offering

99.2	Press Release, dated April 7, 2021, announcing the upsizing of the Offering

99.3	Press Release, dated April 12, 2021, announcing the closing of the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

By:	/s/ Eric Stober

Name:	Eric Stober
Title:	Chief Financial Officer

Date: April 12, 2021